                                                                    EXHIBIT 99.2


                                                   Contact:  William E. Keslar
                                                             Don H. Herring
                                                             (412) 433-6870




FOR IMMEDIATE RELEASE

                    USX CORPORATION ANNOUNCES FIRST QUARTER
                      U. S. STEEL GROUP FINANCIAL RESULTS

          PITTSBURGH, April 26, 1994 -- USX Corporation reported a first quarter 1994 net loss for its U. S. Steel Group (NYSE:X) of $35 million, or $.56 per share. Utility curtailments and other severe winter weather complications, an equipment failure which shut down steel production at Mon Valley Works for 13 days, environmental remediation accruals, a signing bonus paid under terms of the new labor agreement with the United Steelworkers of America and outages related to the modernization of the Gary Works hot strip mill materially contributed to the first quarter 1994 loss. The U. S. Steel Group's first quarter 1993 net loss was $59 million, or $1.03 per share, including the effect of an accounting change.

          USX Corporation Board Chairman Charles A. Corry said that, "While first quarter results were disappointing, they were affected by several unforeseen and unusual circumstances and are not reflective of current strength in steel markets or of U. S. Steel's ability to be a competitive leader in those markets. Demand remains strong, the outlook is bright in our key market sectors and we're confident that U. S. Steel is poised to take advantage of market conditions in the second quarter and beyond as a low-cost supplier of products to our customers."




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          Sales for the first quarter of 1994 totaled $1.4 billion compared with $1.2 billion in the first quarter of 1993. The Group had a $24 million operating loss in the first quarter of 1994, compared with operating income of $35 million in the first quarter of 1993 of which $28 million resulted from the use of previously established insurance reserves to pay for certain employee insurance benefits.

          Steel shipments increased by 9 percent over first quarter 1993 levels and prices increased modestly. However, January's record low temperatures and extreme snow and ice conditions disrupted raw materials and steel producing operations and caused mandated utility curtailments at U. S. Steel facilities in the Midwest and Northeast as well as the USS/Kobe Steel Company joint venture in Ohio.

          In addition, on March 18, a steel ladle failure at Mon Valley Works near Pittsburgh caused extensive damage and required the shutdown of steel production facilities for 13 days. This outage resulted in costs for facility repairs, lost steel production and reduced operating levels at downstream finishing facilities. Steel production at Mon Valley Works returned to normal levels in early April.

          First quarter 1994 operating results reflected a reduction in net pension credits and the adverse effects of increased scrap prices from the prior-year quarter. The 1994 quarter also included accruals for environmental remediation at two non-operating locations and the effects of a labor agreement signing bonus.

          Other income for the first quarter of 1993 included a pretax gain of $38 million from the disposal of assets, including the sale of an investment in an insurance company.





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          Corry continued, "In the second quarter, U. S. Steel anticipates taking advantage of the strong market and our ongoing programs to improve quality and productivity and to reduce costs. Traditionally, raw materials performance -- our coke and taconite operations -- improves in the second quarter, and that upswing should be even more pronounced this year following the severe first quarter weather. If steel demand remains high, as we expect, we should continue to benefit from high shipment levels and price improvements."

          U. S. Steel continues to forecast 1994 domestic steel shipments of close to 90 million tons, up 2 percent over 1993 levels. Much of the strength is seen in the capital goods market as well as in the automotive and appliance markets, which are consumers of the high quality value-added flat-rolled steel products which U. S. Steel emphasizes in its commercial and operating strategies.

          Corry noted that the strength in the domestic steel market and lingering recession in other parts of the world raise potential concerns about increased unfairly traded steel imports into the United States. He reiterated USX's intentions of filing additional antidumping and countervailing duty petitions if unfair steel trade threatens U. S. Steel.

          In March, Gary Works received the General Motors Mark of Excellence, recognizing the plant's performance in quality, delivery, cost and technical leadership. With that award, U. S. Steel became the only steel company to earn the top supplier awards from each of the Big Three automakers.





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                                * * * * * * * *

          Supplemental statistics and condensed financial statements for the
U. S. Steel Group and condensed consolidated financial statements for USX Corporation are attached.





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
                     U. S. STEEL GROUP OF USX CORPORATION
                 CONDENSED STATEMENT OF OPERATIONS (Unaudited)

                                                                                         Three Months Ended
                                                                                              March 31
(In Millions Except Per Share Data)                                                   1994                1993*
- ---------------------------------------------------------------------------------------------------------------------
SALES . . . . . . . . . . . . . . . . . . . . . . . . . .                          $ 1,384             $ 1,208
Total operating costs . . . . . . . . . . . . . . . . . .                           (1,408)             (1,173)
                                                                                   -------             -------
OPERATING INCOME (LOSS) . . . . . . . . . . . . . . . . .                              (24)                 35
Other income  . . . . . . . . . . . . . . . . . . . . . .                                5                  27
Net interest and other financial costs  . . . . . . . . .                              (35)                (43)
                                                                                   -------             -------
TOTAL INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE  . . . . . . .                              (54)                 19
Less provision (credit) for estimated income taxes  . . .                              (19)                  9
                                                                                   -------             -------
TOTAL INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE  . . . . . . . . . . . .                              (35)                 10
Cumulative effect of change in accounting principle . . .                                -                 (69)
                                                                                   -------             -------
NET LOSS  . . . . . . . . . . . . . . . . . . . . . . . .                              (35)                (59)
Dividends on preferred stock  . . . . . . . . . . . . . .                               (6)                 (2)
                                                                                   -------             -------
NET LOSS APPLICABLE TO STEEL STOCK  . . . . . . . . . . .                          $   (41)            $   (61)
                                                                                   =======             =======
Per common share data:
  Weighted average shares, in thousands
  - Primary   . . . . . . . . . . . . . . . . . . . . . .                           73,598              59,978
  - Fully diluted   . . . . . . . . . . . . . . . . . . .                           73,598              59,981
  Primary and fully diluted:
    Total income (loss) before cumulative effect
      of change in accounting principle   . . . . . . . .                          $  (.56)             $  .13
  Cumulative effect of change in accounting
    principle   . . . . . . . . . . . . . . . . . . . . .                                -               (1.16)
  Net loss applicable to Steel Stock  . . . . . . . . . .                             (.56)              (1.03)

  Dividends paid  . . . . . . . . . . . . . . . . . . . .                              .25                 .25

*Restated as a result of the adoption of a new accounting standard.

CONDENSED BALANCE SHEET (Unaudited)

                                     Mar. 31       Dec. 31                                      Mar. 31       Dec. 31
(In Millions)                         1994          1993                                          1994          1993
- ---------------------------------------------------------------------------------------------------------------------
ASSETS                                                      LIABILITIES AND
Cash and cash                                                STOCKHOLDERS' EQUITY
  equivalents . . . . . . . . .        $   47      $   79    Current liabilities  . . . . .       $1,221       $1,621
Receivables - net . . . . . . .           532         596    Long-term debt . . . . . . . .        1,599        1,540
Inventories . . . . . . . . . .           629         629    Other liabilities  . . . . . .        2,941        2,838
Other current assets  . . . . .           283         271
                                       ------      ------                                         ------       ------
  Total current assets  . . . .         1,491       1,575     Total liabilities . . . . . .        5,761        5,999

Property, plant and                                         Preferred stock . . . . . . . .           32           32
  equipment - net . . . . . . .         2,623       2,653   Common stockholders'
Other assets  . . . . . . . . .         2,409       2,388    equity . . . . . . . . . . . .          730          585
                                       ------      ------                                         ------       ------
  Total . . . . . . . . . . . .        $6,523      $6,616     Total . . . . . . . . . . . .       $6,523       $6,616
                                       ======      ======                                         ======       ======


The following notes are an integral part of these financial statements.

                      U. S. STEEL GROUP OF USX CORPORATION
                SELECTED NOTES TO CONDENSED FINANCIAL STATEMENTS


The condensed financial statements of the U. S. Steel Group include the results of operations and financial position for all businesses of USX other than the businesses, assets and liabilities included in the Marathon Group or the Delhi Group, and a portion of the corporate assets, liabilities and related transactions which are not separately identified with ongoing operating units of USX. These condensed financial statements should be read in connection with the condensed consolidated financial statements of USX.

Other income in the first quarter of 1993 included a pretax gain of $38 million from disposal of assets, primarily related to the sale of an investment in an insurance company.

The provision for estimated income taxes for the periods reported is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities in accordance with USX's tax allocation policy.

In 1993, USX adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (SFAS No. 112). The cumulative effect of this change in accounting principle decreased first quarter 1993 net income of the U. S. Steel Group by $69 million, net of $40 million income tax effect.

In the first quarter of 1994, USX sold 5,000,000 shares of USX-U. S. Steel Group Common Stock to the public. The proceeds have been reflected in their entirety in the financial statements of the U. S. Steel Group.




April 26, 1994

                      U. S. STEEL GROUP OF USX CORPORATION
                            SUPPLEMENTAL STATISTICS
                               ($'s in Millions)


                                                          First Quarter
                                                              Ended
                                                            March 31
                                                         --------------
                                                          1994    1993

                                                         ------  ------
SALES

  Steel and Related Businesses (a)                       $1,334   $1,166
  Other Businesses (b)                                       50       42
                                                         ------   ------
Total U. S. Steel Group                                  $1,384   $1,208
                                                         ======   ======

OPERATING INCOME (LOSS)

  Steel and Related Businesses (a)                       $  (36)  $    7
  Other Businesses (b)                                       (7)      (7)
  Administrative (c)                                         19       35
                                                         ------   ------
Total U. S. Steel Group                                  $  (24)  $   35
                                                         ======   ======

CAPITAL EXPENDITURES                                     $   44   $   36


OPERATING STATISTICS

  Public & Affil. Shipments (d)                           2,461    2,252
  Raw Steel-Production (d)                                2,743    2,751
  Raw Steel-Capability Utilization                         92.8%    94.1%


- -------------

(a) Includes the production and sale of steel products, coke and taconite pellets; domestic coal mining; the management of mineral resources; and engineering and consulting services and technology licensing.

(b) Includes real estate; fencing products; leasing and financing activities; and titanium metal products.

(c) Includes pension credits, other postretirement benefit costs and certain other expenses principally attributable to former business units of the
    U. S. Steel Group as well as the portion of USX corporate general and administrative costs allocated to the U. S. Steel Group.

(d) Thousands of net tons

                    USX CORPORATION AND SUBSIDIARY COMPANIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

                                                               Three Months Ended
                                                                    March 31
(In Millions Except Per Share Data)                            1994         1993*
- --------------------------------------------------------------------------------------
SALES . . . . . . . . . . . . . . . . . . . . .            $ 4,273       $ 4,280
Total operating costs . . . . . . . . . . . . .             (4,069)       (4,122)
                                                           -------       -------
OPERATING INCOME. . . . . . . . . . . . . . . .                204           158
Other income. . . . . . . . . . . . . . . . . .                 28            37
Net interest and other financial costs. . . . .               (108)         (112)
                                                           -------       -------
TOTAL INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES. .                124            83
Less provision for estimated income taxes . . .                 49            36
                                                           -------       -------
TOTAL INCOME BEFORE CUMULATIVE EFFECT OF CHANGES
  IN ACCOUNTING PRINCIPLES. . . . . . . . . . .                 75            47
Cumulative effect of changes in accounting
  principles. . . . . . . . . . . . . . . . . .                  -           (92)
                                                           -------       -------
NET INCOME (LOSS) . . . . . . . . . . . . . . .                 75           (45)
Dividends on preferred stock. . . . . . . . . .                 (7)           (4)
                                                           -------       -------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKS .            $    68       $   (49)
                                                           =======       =======

*Restated as a result of the adoption of two new accounting standards.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                                 Mar. 31    Dec. 31                                Mar. 31    Dec. 31
(In Millions)                      1994       1993                                   1994       1993
- -----------------------------------------------------------------------------------------------------
ASSETS                                                LIABILITIES AND
Cash and cash                                          STOCKHOLDERS' EQUITY
   equivalents  . . . . .       $   137    $   268     Current liabilities. .     $ 2,728    $ 3,334
Receivables - net . . . .           844        932     Long-term debt . . . .       5,695      5,888
Inventories . . . . . . .         1,663      1,626     Other liabilities. . .       4,619      4,288
Other current assets. . .           356        354
                                -------    -------                                -------    -------
   Total current assets           3,000      3,180       Total liabilities. .      13,042     13,510

Property, plant and                                   Preferred stock . . . .         112        112
   equipment - net. . . .        11,488     11,603    Common stockholders'
Other assets. . . . . . .         2,623      2,591       equity . . . . . . .       3,957      3,752
                                -------    -------                                -------    -------
   Total. . . . . . . . .       $17,111    $17,374       Total. . . . . . . .     $17,111    $17,374
                                =======    =======                                =======    =======

The following common share data and notes are an integral part of these financial statements.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                         COMMON SHARE DATA (Unaudited)

                                                              Three Months Ended
                                                                   March 31
(In Millions Except Per Share Data)                           1994         1993*
- ----------------------------------------------------------------------------------------
Applicable to Marathon Stock
   Total income before cumulative effect of
     changes in accounting principles applicable
     to Marathon Stock. . . . . . . . . . . . .           $   109        $   29
     --Per share - primary and fully diluted. .               .38           .10
   Cumulative effect of changes in accounting
     principles . . . . . . . . . . . . . . . .                 -           (23)
     --Per share - primary and fully diluted. .                 -          (.08)
   Net income applicable to Marathon Stock. . .               109             6
     --Per share - primary and fully diluted. .               .38           .02

   Dividends paid per share . . . . . . . . . .               .17           .17

   Weighted average shares, in thousands
     --Primary. . . . . . . . . . . . . . . . .           286,582       286,610
     --Fully diluted. . . . . . . . . . . . . .           292,829       286,612

Applicable to Steel Stock
   Total income (loss) before cumulative effect
     of change in accounting principle
     applicable to Steel Stock. . . . . . . . .           $   (41)       $    8
     --Per share - primary and fully diluted. .              (.56)          .13
   Cumulative effect of change in accounting
     principle. . . . . . . . . . . . . . . . .                 -           (69)
     --Per share - primary and fully diluted. .                 -         (1.16)
   Net loss applicable to Steel Stock . . . . .               (41)          (61)
     --Per share - primary and fully diluted. .              (.56)        (1.03)

   Dividends paid per share . . . . . . . . . .               .25           .25

   Weighted average shares, in thousands
     --Primary. . . . . . . . . . . . . . . . .            73,598        59,978
     --Fully diluted. . . . . . . . . . . . . .            73,598        59,981

Applicable to Delhi Stock
   Net income applicable to Delhi Stock . . . .            $    -        $    6
     --Per share - primary and fully diluted. .               .03           .62

   Dividends paid per share . . . . . . . . . .               .05           .05

   Weighted average shares, in thousands
     --Primary and fully diluted. . . . . . . .             9,332         9,006


*Restated as a result of the adoption of two new accounting standards.

The following notes are an integral part of these financial statements.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
         SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The financial information for the Marathon Group, the U. S. Steel Group and the Delhi Group, taken together, includes all accounts which comprise the corresponding consolidated financial information for USX.

Changes in the inventory market valuation reserve resulted in a $128 million and $23 million credit to operating income in the first quarter of 1994 and 1993, respectively.

Other income in the first quarter of 1994 included pretax gains of $24 million from disposal of assets, primarily related to the sale of certain Marathon production assets. Other income in the first quarter of 1993 included a pretax gain of $46 million from the disposal of assets, including the sale of an investment in an insurance company.

The provision for estimated income taxes for periods reported is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities.

In 1993, USX adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (SFAS No. 112), and Emerging Issues Task Force Consensus No. 93-14, "Accounting for Multiple-Year Retrospectively Rated Insurance Contracts" (EITF No. 93-14). The cumulative effect of these changes in accounting principles decreased first quarter 1993 net income by $86 million, net of $50 million income tax effect, for SFAS No. 112; and $6 million, net of $3 million income tax effect, for EITF No. 93-14.

In the first quarter of 1994, USX sold 5,000,000 shares of Steel Stock to the public. In addition, USX Capital LLC, a wholly owned subsidiary of USX, sold $250 million of 8-3/4% Cumulative Monthly Income Preferred Shares.




April 26, 1994